Exhibit 10(i)(3)

AMENDMENT TO THE

ALCOA STOCK ACQUISITION PLAN

The American Jobs Creation Act of 2004 requires certain changes to plan provisions required by Section 409A of the Internal Revenue Code, and regulations thereunder. In order to comply with the requirements and clarify certain plan provisions, the plan is amended as follows:

1.  Effective January 1, 2008, the definition of Beneficiary is amended by adding the following sentence:

Effective January 1, 2008, Beneficiary will also include any person or persons designated in writing by a Participant’s Beneficiary, to receive benefits in the event of the Participant’s Beneficiary’s death.

2.  Effective January 1, 2005, replace the word “retirement” with the defined term “Retirement” throughout.

3.  Effective January 1, 2009, the definition of Continuous Service is restated as follows:

“Continuous Service” means Continuous Service as defined in the Alcoa Deferred Compensation Plan.

4.  Effective January 1, 2005, the definition of “Key Employee” is replaced with the following:

“Specified Employee” means a “specified employee” as defined under written guidelines adopted by the Company, which comply with Section 409A of the Internal Revenue Code and any regulations promulgated thereunder.

And any references to “Key Employee” are replaced with “Specified Employee” throughout.

5.  Effective January 1, 2005, the definition of “Nonforfeitable Circumstance” is restated as follows:

Nonforfeitable Circumstance means:

(a)	an absence from employment due to a reduction of the work force or layoff by the Company, Subsidiary or Affiliate due to lack of work; or

(b)	total and permanent disability as defined by Internal Revenue Code 409A and regulations thereunder; or

(c)	any termination of service or release instituted by a participating employer (including termination due to the sale of a Subsidiary) that is not due to a discharge or dismissal; or

(d)	a Participant has attained three years of Continuous Service; or

(e)	a Participant is eligible for Retirement; or

(f)	a Participant’s death.

6.  Effective January 1, 2005, a new definition of “Retirement” is added as follows:

“Retirement” means termination of employment after either:

(a)	becoming eligible for a normal or early retirement type under a qualified pension plan of the Company, a Subsidiary or Affiliate; or

(b)	if not eligible to participate in a qualified pension plan pursuant to the above subsection (a), attaining either:

(i)	age 55 and completing 10 or more years of Continuous Service; or

(ii)	age 65 and completing three or more years of Continuous Service.

7.  The definition of “Savings Plan” is amended by replacing the first sentence with the following:

“Savings Plan” means the Alcoa Savings Plan for Non-Bargaining Employees, and/or the Alcoa Savings Plan for Subsidiary and Affiliate Employees, as they are now in existence or as hereafter amended.

8.  Effective January 1, 2009, the provisions added to Sections 8.2, 8.3, (by amendment effective January 1, 2005) are revised by moving those additional provisions to the end of Section 5.4 as a new paragraph, and the new Section 8.8 is moved to a new Section 5.8. Additionally, Section 5.4 is amended as follows, the first word of the first paragraph of Section 5.4 “Prior” is replaced with: “For Pre-2005 Credits, prior”. Additionally, the last word of Section 5.4, “Participant” is replaced with “Eligible Employee” and the following is added as a new paragraph:

If a Participant has irrevocably elected to receive annual installments following Retirement or is receiving annual installments, for either Pre-2005 or Post-2004 Credits, and is subsequently reemployed by the Company on or after January 1, 2009, such annual installments shall continue regardless of reemployment or reinstatement of Continuous Service. Credits and Earnings Credits thereon accrued during the term of reemployment will be distributed separately upon subsequent termination.

9.  Effective January 1, 2008, the last sentence in Section 5.5 is replaced with the following:

In the event a Beneficiary dies prior to receiving all the annual installments which he or she is entitled to receive from this Plan, any remaining installments will be distributed as soon as administratively practical in a lump sum to the Beneficiary’s designated Beneficiary, or if there is no designated Beneficiary, then to the Beneficiary’s estate.

10.  Effective January 1, 2005, Section 8.2 is amended by adding the following: “except as provided in a qualified domestic relations order.”

11.  In all other respects, the Plan is ratified and confirmed.